UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2020

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 9, 2020, Nektar Therapeutics, a Delaware corporation (“Nektar”), entered into an Amendment No. 1 (the “Amendment”) to its Strategic Collaboration Agreement (the “Collaboration Agreement”) for developing bempegaldesleukin (“bempeg,” NKTR-214, a CD122 preferential IL-2 pathway agonist) with Bristol-Myers Squibb Company, a Delaware corporation (“BMS”). Pursuant to the Amendment, Nektar and BMS agreed to update the joint development plan under which we are collaborating and developing bempeg. The updated joint development plan includes the ongoing registrational trials in first-line metastatic melanoma, first-line cisplatin ineligible metastatic urothelial cancer and first-line metastatic renal cell carcinoma (RCC), and now also includes two additional registrational trials in adjuvant melanoma and muscle-invasive bladder cancer, as well as a Phase 1/2 dose escalation and expansion study to evaluate bempeg plus nivolumab in combination with axitinib in first-line RCC in order to support a future Phase 3 registrational trial. The cost sharing for collaboration studies in the updated joint development plan remains unchanged from the Collaboration Agreement. In addition, BMS has also agreed to conduct a Phase 1/2 dose optimization and expansion study in first-line non-small-cell lung cancer with bempeg and nivolumab as an independent study that is sponsored and funded by BMS.

Under the terms of the Amendment, Nektar is eligible to receive an additional non-refundable, non-creditable milestone payment in the amount of $25.0 million following the achievement of the first patient, first visit in the registrational adjuvant melanoma trial studying the combination of bempeg and nivolumab. Nektar is also eligible to receive a non-refundable, creditable milestone payment in the amount of $25.0 million following the achievement of the first patient, first visit in the registrational muscle-invasive bladder cancer trial studying the combination of bempeg and nivolumab, and a non-refundable, creditable milestone payment in the amount of $75.0 million following the achievement of the first patient, first visit in a registrational first-line non-small-cell lung cancer trial studying the combination of bempeg and nivolumab. With regard to the two creditable milestones, BMS is entitled to deduct the amounts paid pursuant to these milestones from future development milestones due to Nektar under the Collaboration Agreement.

Pursuant to the Amendment, Nektar and BMS have revised the collaboration therapies that neither party may develop independently outside the Collaboration Agreement for a set period (whether on its own or in collaboration with any third party) to include any therapy using an IL-2 agonist in combination with a small or large molecule that binds to the PD(L)-1 target in adjuvant and first-line melanoma, first-line RCC, first-line and muscle invasive bladder cancer, and non-small-cell lung cancer (each a “Competing Combination”). The aforementioned period (the “Limited Indication Exclusivity Term”) remains unchanged from the Collaboration Agreement and is defined as the period prior to the later of the (i) first commercial sale of bempeg or (ii) April 3, 2021. During the three years after the end of the Limited Indication Exclusivity Term, neither Nektar nor BMS may develop a Competing Combination in collaboration with any third party, but each party may do so on its own as a stand-alone entity and, if such party is acquired, the acquiring party is free to develop a Competing Combination with its proprietary compounds.

BMS shall have the right, at its sole discretion, to terminate co-funding its share of the development costs for the adjuvant melanoma collaboration study if the metastatic melanoma collaboration study fails to meet the primary endpoint of progression free survival. If BMS exercises such right, Nektar shall have the right, in its sole discretion, to continue the adjuvant melanoma study as a combined therapy independent study pursuant to the Collaboration Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which, subject to any applicable confidential treatment, will be filed with the U.S. Securities and Exchange Commission as an exhibit to Nektar’s applicable periodic report.

FORWARD LOOKING STATEMENTS

In this Current Report on Form 8-K, Nektar makes certain forward-looking statements regarding the collaboration with BMS. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Nektar’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Nektar’s control. Nektar’s actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) the events upon which Nektar is entitled to receive milestone payments may not be achieved; (ii) bempeg is a drug candidate undergoing clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons, including negative safety and efficacy findings even after positive findings in previous preclinical and clinical studies; (iii) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iv) competing alternative therapies that are currently on the market or under development could reduce the commercial potential of the products which could materially reduce the benefit of the combined therapies under joint development; (v) patents may not issue from Nektar’s patent applications for its drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vi) other important risks and uncertainties set forth in Nektar’s reports and other filings with the SEC, including its most recent Quarterly Report on Form 10-Q filed with the SEC on November 7, 2019. Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

Date:	January 10, 2020

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